Exhibit 99.1

Pacer International Reports Improved Second Quarter and Year to Date Results

DUBLIN Ohio, August 4, 2010(BUSINESS WIRE)–Pacer International, Inc. (Nasdaq: PACR), the asset-light North American freight transportation and logistics services provider, today reported financial results for the three- and six-month periods ended June 30, 2010.

SECOND QUARTER RESULTS

•	Revenues increased $24.3 million to $401.0 million for the 2010 quarter compared to $376.7 million for the 2009 quarter.

•	Selling, general and administrative expenses decreased $6.4 million to $40.2 million for the 2010 quarter compared to the $46.6 million for the 2009 quarter.

•	Income from operations increased $15.0 million to income of $3.2 million for the 2010 quarter compared to a loss of $11.8 million in the 2009 quarter.

•	Net income increased to $1.4 million in the 2010 quarter from a loss of $7.3 million in the 2009 quarter.

•	Net cash provided by operating activities increased $12.1 million to $10.5 million for the 2010 quarter from a use of cash of $1.6 million for the 2009 quarter.

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Debt and capital lease obligations declined $7.8 million during the 2010 quarter from $24.5 million at March 31, 2010 to $16.7 million at June 30, 2010, due partially to the application of a $6.8 million tax refund received during the second quarter to the repayment of debt.

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•	Intermodal segment income from operations increased $12.4 million to income of $6.7 million for the 2010 quarter compared to an operating loss of $5.7 million in the 2009 quarter.

•	Logistics segment income from operations increased $3.1 million to income of $1.7 million for the 2010 quarter compared to a loss of $1.4 million in the 2009 quarter.

“We are very encouraged with our financial performance during the second quarter of 2010. Pacer’s operating income and cash flow remained positive for the quarter and improved significantly compared to the second quarter of 2009. We increased cash from operations by $12.1 million while operating income increased $15.0 million compared to the 2009 quarter. We were also very pleased with the performance of both the intermodal and logistics segments which delivered an increase of $12.4 million and $3.1 million respectively in operating profits compared to the 2009 quarter. In the second half of the year we will continue to take actions designed to further improve our cost structure and profitability while reducing debt,” said John J. Hafferty, chief financial officer of Pacer.

“Pacer is experiencing sustained success in our transformation to a direct to end-customer integrated service model. The service improvements we have achieved are allowing us to gain new customers and add higher valued freight to our domestic and international transportation networks. We are delivering on our 2010 objectives including operational efficiency initiatives designed to generate additional capacity that will allow us to capitalize on improving freight markets during the second half of the year,” added Daniel W. Avramovich, chairman and CEO of Pacer.

YEAR-TO-DATE RESULTS

•	Revenues increased $29.4 million to $764.7 million for the 2010 period compared to $735.3 million for the 2009 period.

•	Selling, general and administrative expenses decreased $16.9 million to $79.0 million for the 2010 period compared to the $95.9 million for the 2009 period.

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Income from operations increased $238.7 million to income of $3.8 million in the 2010 period compared to a loss of $234.9 million in the 2009 period (which included a pre-tax goodwill impairment charge of $200.4 million). Excluding the 2009 goodwill impairment charge and $2.8 million and $2.4 million of severance expense in the 2010 and 2009 periods, respectively, adjusted income from operations increased $38.7 million to adjusted income of $6.6 million in the 2010 period from a 2009 adjusted loss of $32.1 million.

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Net income increased to $0.9 million in the 2010 period from a loss of $184.7 million in the 2009 period. Excluding the impact of the goodwill impairment charge in 2009 and severance charges in both periods, adjusted net income increased $23.5 million to an adjusted income of $2.8 million in the 2010 period from an adjusted loss of $20.7 million in the 2009 period.

•	Cash provided by operating activities increased $39.7 million to $11.0 million for the 2010 period from a use of cash of $28.7 million in the 2009 period.

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Debt and capital lease obligations declined $6.6 million during the 2010 period from $23.3 million at December 31, 2009 to $16.7 million at June 30, 2010, which reflected the application of $7.2 million tax refunds received, during the 2010 period, to the repayment of debt.

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Intermodal segment income from operations increased $201.8 million to income of $12.4 million in the 2010 period compared to an operating loss of $189.4 million in the 2009 period. The 2009 amount includes the $169.0 million pre-tax goodwill impairment charge. Excluding the 2009 goodwill impairment charge and $1.2 million and $1.7 million of severance expense in the 2010 and 2009 periods, respectively, adjusted income from operations increased $32.3 million to an adjusted income of $13.6 million in the 2010 period from an adjusted loss of $18.7 million in the 2009 period.

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Logistics segment income from operations increased $37.5 million to income of $1.4 million in the 2010 period compared to a loss of $36.1 million in the 2009 period. The 2009 amount includes the $31.4 million pre-tax goodwill impairment charge. Excluding the goodwill impairment charge and $0.7 million of severance expense in the 2009 period, income from operations increased $5.4 million to an adjusted income of $1.4 million in the 2010 period from a $4.0 million adjusted loss in the 2009 period.

Note: A tabular reconciliation detailing the adjustments made to arrive at the adjusted financial results set forth above and elsewhere in this press release from financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the financial summary statements attached to this press release.

CONFERENCE CALL TODAY Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. ET, today (Wednesday, August 4, 2010). To participate, please call five minutes early by dialing (800) 230-1766 (in USA) and ask for “Pacer International 2nd Quarter Earnings Call.” International callers can dial (612) 288-0340.

An audio-only, simultaneous Webcast of the live conference call can be accessed through the Investors link on the company’s website at www.pacer.com. For persons unable to participate in either the conference call or the Webcast, a digitized replay will be available from August 4 at 7:30 p.m. ET to September 4 at 11:59 p.m. ET. For the replay, dial (800) 475-6701 (USA) or (320) 365-3844 (international), using access code 165973. During such period, the replay also can be accessed through the Investors link on the company’s website at www.pacer.com

ABOUT PACER INTERNATIONAL (www.pacer.com)

Pacer International, a leading asset-light North American freight transportation and logistics services provider, offers a broad array of services to facilitate the movement of freight from origin to destination through its intermodal and logistics operating segments. The intermodal segment offers intermodal transportation through Pacer Stacktrain (cost-efficient, two-tiered ramp to ramp rail transportation for containerized shipments), Pacer Cartage (local trucking) and Pacer Transportation Solutions (door-to-door service combining rail and truck transportation). The logistics segment provides truck brokerage, warehousing and distribution, international freight forwarding, and supply-chain management services. For more information on Pacer International visit www.pacer.com.

SOURCE: Pacer International, Inc.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains “non-GAAP financial measures” as defined by the Securities and Exchange Commission, including adjusted net income and adjusted income from operations for the logistics and intermodal segments and on a consolidated basis. These non-GAAP measures which exclude the effect of the company’s goodwill impairment write-off in the first quarter of 2009 and severance charges in 2009 and 2010 are used by management and the Board of Directors in their analysis of the company’s ongoing core operating performance. Management believes that these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the company’s core businesses and allows investors to more easily compare operating results from period to period. A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS—This press release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the continued effect of the current weak economic environment and the timing and strength of any economic recovery; industry trends, including changes in the costs of services from rail and motor transportation providers; changes resulting from our new arrangements with Union Pacific that have reduced revenues and may compress margins, result in operational difficulties, and reduce our results of operations; changes in the terms of new or replacement contracts with our underlying rail carriers that are less favorable to us relative to our legacy contracts as these expire (including our legacy contract with Union Pacific, expiring in 2011 which continues to apply to our automotive and international lines of business, and our legacy contract with CSX, expiring in 2014); our ability to borrow amounts under our credit agreement due to borrowing base limitations and/or to comply with the financial ratio and other covenants in our credit agreement; increases in interest rates; the loss of one or more of our major customers; the success of our cost reduction initiatives in improving our operating results and cash flows; the effect of the current weak economic environment on our customers including reduced transportation needs and an inability to pay us on time or at all; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; changes in, or the failure to comply with, government regulation; changes in our business strategy, development plans or cost savings plans; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; the degree and timing of changes in fuel prices, including changes in the fuel costs and surcharges that we pay to our vendors and those that we are able to collect from our customers; our ability to successfully defend or resolve customer and vendor rate and volume adjustment claims against us; changes in international and domestic shipping patterns; availability of qualified personnel; difficulties in maintaining or enhancing our information technology systems including selecting, developing and implementing applications and solutions to update our diverse legacy systems; increases in our leverage; our ability to integrate acquired businesses; and terrorism and acts of war. Additional information about these and other factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 23, 2010. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

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INVESTOR CONTACT:

Pacer International, Inc.

Steve Markosky, 614-923-1703

VP Investor Relations & Financial Planning & Analysis

steve.markosky@pacer.com

MEDIA CONTACT:

Princeton Partners

Erin Bijas

Senior Account Manager, Public Relations

(609) 452-8500 x118; 732-895-0792 (mobile)

ebijas@princetonpartners.com

Pacer International, Inc.

Consolidated Balance Sheet

($ millions)

June 30, 2010
(Unaudited)
Assets
Current assets
Cash and cash equivalents	$5.0
Accounts receivable, net	168.6
Prepaid expenses and other	15.0
Deferred income taxes	2.4

Total current assets	191.0

Property and equipment
Property and equipment at cost	109.4
Accumulated depreciation	(64.9)

Property and equipment, net	44.5

Other assets
Deferred income taxes	36.0
Other assets	15.8

Total other assets	51.8

Total assets	$287.3

Liabilities & Equity

Current liabilities
Current maturities of long-term debt and capital leases	$16.7
Book overdraft	3.9
Accounts payable and accrued liabilities	162.3

Total current liabilities	182.9

Long-term liabilities
Other	6.1

Total long-term liabilities	6.1

Total liabilities	189.0

Stockholders’ equity
Common stock	0.4
Additional paid-in-capital	301.6
Accumulated deficit	(203.4)
Accumulated other comprehensive loss	(0.3)

Total stockholders’ equity	98.3

Total liabilities and equity	$287.3

Pacer International, Inc.

Unaudited Consolidated Statement of Cash Flows

($ in millions)	Six Months 2010
Cash Flows from Operating Activities
Net income	$0.9
Adjustments to net income

Depreciation and amortization	2.8
Gain on sale of property and equipment	(0.2)
Gain on sale lease-back transaction	(0.4)
Deferred taxes	(2.3)
Stock based compensation expense	0.7
Change in accounts receivables	(16.3)
Change in prepaid expenses and other	12.2
Change in accounts payable and other accrued liabilities	16.3
Other	(2.7)

Net cash provided by operating activities	11.0

Cash Flows from Investing Activities
Capital expenditures	(4.9)
Net proceeds from sale lease-back transaction	2.4
Proceeds from sales of property and equipment	0.5

Net cash used in investing activities	(2.0)

Cash Flows from Financing Activities
Net repayments under revolving line of credit agreement	(6.4)
Repurchase of Pacer common stock	(0.2)
Debt and capital lease obligation repayment	(0.2)

Net cash used in financing activities	(6.8)

Net change in cash and cash equivalents	2.2

Cash and cash equivalents at beginning of period	2.8

Cash and cash equivalents at end of period	$5.0

Pacer International, Inc.

Reconciliation of GAAP Financial Results to Adjusted Financial Results

For the Six Months Ended June 30, 2010 and June 30, 2009

($ millions, except share and per share amounts)

	Six Months 2010				Six Months 2009				Adjusted Variance 2010 vs 2009
Item	GAAP Results	Adjustments		Adjusted Results	GAAP Results	Adjustments		Adjusted Results		%
Income (loss) from operations - intermodal	$12.4	$1.2	1/	$13.6	$(189.4)	$170.7	4/	$(18.7)	$32.3	172.7%
Income (loss) from operations - logistics	1.4	—		1.4	(36.1)	32.1	5/	(4.0)	5.4	135.0%
Income (loss) from operations - corporate	(10.0)	1.6	2/	(8.4)	(9.4)	—		(9.4)	1.0	10.6%

Income (loss) from operations - total	3.8	2.8		6.6	(234.9)	202.8		(32.1)	38.7	120.6%
Interest expense	2.5	—		2.5	1.2	—		1.2	1.3	(108.3)%

Income (loss) before income taxes	1.3	2.8		4.1	(236.1)	202.8		(33.3)	37.4	112.3%
Income tax (benefit)	0.4	0.9	3/	1.3	(51.4)	38.8	6/	(12.6)	13.9	110.3%

Net income (loss)	$0.9	$1.9		$2.8	$(184.7)	$164.0		$(20.7)	$23.5	113.5%

Diluted earnings (loss) per share	$0.03	$0.05		$0.08	$(5.32)	$4.72		$(0.60)	$0.68	113.4%

Weighted average shares outstanding	34,803,934	34,803,934		34,803,934	34,747,513	34,747,513		34,747,513	56,421	(0.2)%

1/	Severance expense of $1.2 million.
2/	Severance expense of $1.6 million.
3/	Income tax impact of the adjustments.
4/	Intermodal segment goodwill impairment charge of $169.0 million plus severance expense of $1.7 million.
5/	Logistics segment goodwill impairment charge of $31.4 million plus severance expense of $0.7 million.
6/	Income tax impact of the adjustments.

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions, except per share amounts)

	2nd Quarter 2010				Year-to-Date
	Intermodal	Logistics	Corp./Elim.	Consolidated	Intermodal	Logistics	Corp./Elim.	Consolidated
Revenues	$280.4	$120.8	$(0.2)	$401.0	$544.6	$220.6	$(0.5)	$764.7

Cost of purchased transportation	226.0	106.2	(0.2)	332.0	438.3	193.8	(0.5)	631.6
Direct operating expenses	24.2	—	—	24.2	47.5	—	—	47.5
Selling, general & admin. expenses	22.4	12.7	5.1	40.2	44.2	24.9	9.9	79.0
Depreciation expense	1.1	0.2	0.1	1.4	2.2	0.5	0.1	2.8

Income (loss) from operations	6.7	1.7	(5.2)	3.2	12.4	1.4	(10.0)	3.8

Interest expense				1.2				2.5

Income before income taxes				2.0				1.3

Income tax				0.6				0.4

Net income				$1.4				$0.9

Diluted earnings per share				$0.04				$0.03

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions, except per share amounts)

	2nd Quarter				Year-to-Date
	2010	2009	Variance	%	2010	2009	Variance	%
Segments

Revenues
Intermodal	$280.4	$278.6	$1.8	0.6%	$544.6	$549.9	$(5.3)	(1.0)%
Logistics	120.8	98.7	22.1	22.4%	220.6	186.3	34.3	18.4%
Inter-segment eliminations	(0.2)	(0.6)	0.4	66.7%	(0.5)	(0.9)	0.4	44.4%

Total	$401.0	$376.7	$24.3	6.5%	$764.7	$735.3	$29.4	4.0%

Income (loss) from Operations
Intermodal	$6.7	$(5.7)	$12.4	217.5%	$12.4	$(189.4)	$201.8	106.5%
Logistics	1.7	(1.4)	3.1	221.4%	1.4	(36.1)	37.5	103.9%
Corporate	(5.2)	(4.7)	(0.5)	(10.6)%	(10.0)	(9.4)	(0.6)	(6.4)%

Total	$3.2	$(11.8)	$15.0	127.1%	$3.8	$(234.9)	$238.7	101.6%

Net Income (Loss)	$1.4	$(7.3)	$8.7	119.2%	$0.9	$(184.7)	$185.6	100.5%
Diluted Earnings (Loss) per Share	$0.04	$(0.21)	$0.25	119.0%	$0.03	$(5.32)	$5.35	100.6%